UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2011 (June 6, 2011)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2011, the Registrant entered into an investment agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (“Dutchess”). Pursuant to the terms of the Investment Agreement, Dutchess shall commit to purchase up to Twenty Million ($20,000,000) Dollars of the Registrant’s Common Stock over the course of thirty-six (36) months. The purchase price for the shares of common stock shall be equal to 94% of the lowest volume weighted average price of the stock on the five trading days that comprise the defined pricing period.

The amount that the Registrant shall be entitled to request from each advance (“Advance”) shall be in the form of a put (“Put”) and shall be equal to, at the Company's election, either (i) $500,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock based on the three (3) trading days preceding the Put Notice Date (as defined in the Agreement) whichever amount is larger. The pricing period shall be the five (5) consecutive trading days immediately after the Put Notice Date (the “Pricing Period”).

The Registrant has the option to specify a price at which a Put is suspended (the “Suspension Price”) for a particular Put Notice (as defined in the Agreement). In the event that the common stock price falls below the Suspension Price, the Put shall be temporarily suspended. The Put shall resume at such time as the common stock is above the Suspension Price, provided the dates for the Pricing Period for that particular Put are still valid.

On June 6, 2011, the Registrant also entered into a registration rights agreement (the “Registration Rights Agreement”) with Dutchess. Pursuant to the terms of the Registration Rights Agreement, the Registrant is obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 19,000,000 shares of Common Stock underlying the Investment Agreement within 30 days after the closing date. In addition, the Registrant is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date and maintain the effectiveness of such registration statement until termination in accordance with this Agreement. The Registrant shall have an ongoing obligation to register additional shares of its Common Stock as necessary underlying the draw downs.

Copies of the Investment Agreement and Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 respectively, to this Form 8-K. The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

The press release announcing these agreements has been filed as an exhibit to this Form 8-K.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 is incorporated herein by reference in its entirety in response to this Item 3.02.

In addition, the Registrant is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities under the Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering and Dutchess is an “accredited investor” and/or qualified institutional buyer and has access to information about us and its investment.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Investment Agreement between the Company and Dutchess Opportunity Fund, II, LP.;
10.2	Registration Rights Agreement between the Company and Dutchess Opportunity Fund, II, LP.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

Dated: June 6, 2011

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